SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT  /X/

FILED BY A PARTY OTHER THAN THE REGISTRANT  / /

CHECK THE APPROPRIATE BOX:

/ /  PRELIMINARY PROXY STATEMENT

/X/  DEFINITIVE PROXY STATEMENT

/ /  DEFINITIVE ADDITIONAL MATERIALS

/ /  SOLICITING MATERIAL PURSUANT TO RULE 14a-11(c) OR RULE 14a-12

                             Movado Group, Inc.
________________________________________________________________________________
                (Name of Registrant as Specified in its Charter)

                             Movado Group, Inc.
________________________________________________________________________________
                    (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed
        pursuant to Exchange Act   Rule 0-11:

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration No.:

     3) Filing Party:

     4) Date Filed:

                                  [TOPPS LOGO]
                              -------------------
                            THE TOPPS COMPANY, INC.
                              -------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 26, 1996
                              -------------------

To the Stockholders of
  THE TOPPS COMPANY, INC.

    You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of The Topps Company, Inc., a Delaware corporation (the "Company"), which will be held at Chase Manhattan Bank, 1 Chase Manhattan Plaza, Street Floor Auditorium, New York, New York, on June 26, 1996 at 10:30 A.M., New York time, for the following purposes:

       1. To elect three directors to serve for three-year terms until the 1999 annual meeting of stockholders;

       2. To ratify and approve the Company's 1996 Stock Option Plan;

       3. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending March 1, 1997;

       4. To consider, if properly brought before the meeting, a stockholder proposal, opposed by the Board of Directors and management, regarding elimination of election of the Company's directors by classes;

       5. To consider, if properly brought before the meeting, a stockholder proposal, opposed by the Board of Directors and management, regarding the form of compensation to be paid to directors of the Company; and

       6. To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on May 15, 1996 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

                                          By order of the Board of Directors,

                                          Arthur T. Shorin
                                          Chairman and
                                          Chief Executive Officer

Dated: May 24, 1996

    WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IN THE EVENT YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                            THE TOPPS COMPANY, INC.
                              ONE WHITEHALL STREET
                            NEW YORK, NEW YORK 10004
                              -------------------
                                PROXY STATEMENT
                              -------------------
                                    GENERAL

    This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of The Topps Company, Inc. (the "Company") to be voted at the annual meeting of stockholders of the Company (the "Annual Meeting") to be held at Chase Manhattan Bank, 1 Chase Manhattan Plaza, Street Floor Auditorium, New York, New York, on June 26, 1996 at 10:30 A.M., New York time, and at any adjournment or postponement thereof. A copy of the Company's Annual Report to Stockholders for the fiscal year ended March 2, 1996 is being mailed to all stockholders with this Proxy Statement. The approximate mailing date of this Proxy Statement is May 24, 1996.

PROXY INFORMATION

    All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld. Where a choice is specified as to the proposals described in the foregoing notice, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Company's Board of Directors (the "Board of Directors") intend to vote (i) FOR the nominees for election as directors of the Company listed herein, (ii) FOR the ratification and approval of the Company's 1996 Stock Option Plan, (iii) FOR the ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending March 1, 1997, but (iv) AGAINST both stockholder proposals set forth in this Proxy Statement. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto at the discretion of the person or persons holding such proxy.

    Stockholders who execute proxies may revoke them at any time before they are voted by written notice to the Company, by submitting a new proxy or by personal ballot at the Annual Meeting.

RECORD DATE AND VOTING

    As of May 15, 1996, the Company had outstanding 47,047,510 shares of common stock, par value $.01 per share ("Common Stock"), entitled to be voted at the Annual Meeting, each share being entitled to one vote on each matter submitted to a vote of stockholders. Only stockholders of record at the close of business on May 15, 1996 will be entitled to vote at the Annual Meeting. The presence in person or by proxy of holders of a majority of the issued and outstanding Common Stock will constitute a quorum for the transaction of such business as may properly come before the Annual Meeting. For purposes of determining whether a proposal has received the required number of votes for approval, abstentions will be included in the vote totals with the result that an abstention has the same effect as a negative vote. In instances where nominee recordholders, such as brokers, are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy ("broker non-votes"), those shares of Common Stock will not be included in the vote totals and, therefore, will have no effect on the vote. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information available to the Company as to shares of Common Stock owned as of May 15, 1996 by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director and nominee for election as a director, (iii) each executive officer designated in the section of this Proxy Statement captioned

"Executive Compensation," and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person named below has sole investment and voting power with respect to the shares of Common Stock shown.

                         NAME OF                               AMOUNT AND NATURE       PERCENT OF SHARES
                    BENEFICIAL OWNER                        OF BENEFICIAL OWNERSHIP       OUTSTANDING
- ---------------------------------------------------------   -----------------------    -----------------
Arthur T. Shorin(1)(2)(3)................................          2,293,989                  4.9%
Seymour P. Berger(1)(2)..................................            360,768                    *
Ronald L. Boyum(3).......................................            122,000                    *
Allan A. Feder(2)(4).....................................             55,000                    *
Ira Friedman(3)..........................................            140,000                    *
Stephen D. Greenberg(4)..................................             45,000                    *
John J. Langdon(1)(3)....................................            847,500                  1.8
Wm. Brian Little(4)(5)...................................            544,487                  1.2
David M. Mauer...........................................              5,000                    *
Jack H. Nusbaum(4).......................................             47,000                    *
Stanley Tulchin(4).......................................             74,175                    *
The Capital Group Companies, Inc.(6)
  333 South Hope Street
  Los Angeles, California 90071..........................          6,159,300                 13.1
State of Wisconsin Investment Board(7)
  P.O. Box 7842
  Madison, Wisconsin 53707...............................          4,654,500                  9.9
Investors Group, Inc.(8)
  One Canada Centre
  447 Portage Avenue
  Winnipeg, Manitoba R3C 3B6 Canada......................          2,898,800                  6.2
All directors and executive officers as a group
  (21 persons)...........................................          5,433,336                 11.1

- ------------

 * less than 1.0%

(1) Each of Messrs. Shorin, Berger and Langdon is a director and an executive officer.

(2) Does not include 50,000, 100,000 and 603 shares of Common Stock owned by the immediate family of each of Messrs. Shorin, Berger and Feder, respectively. Messrs. Shorin, Berger and Feder disclaim beneficial ownership of such shares.

(3) With respect to 100,000 shares of Common Stock beneficially owned by Mr. Shorin, all of the shares of Common Stock beneficially owned by Mr. Boyum, 138,000 shares of Common Stock beneficially owned by Mr. Friedman and 837,500 shares of Common Stock beneficially owned by Mr. Langdon, each of Messrs. Shorin, Boyum, Friedman and Langdon has the right to acquire such shares upon the exercise of options.

(4) With respect to 45,000 shares of Common Stock beneficially owned by each of Messrs. Feder, Little and Nusbaum, 35,000 shares of Common Stock beneficially owned by Mr. Greenberg and 24,000 shares of Common Stock beneficially owned by Mr. Tulchin, each of Messrs. Feder, Little, Nusbaum, Greenberg and Tulchin has the right to acquire such shares upon the exercise of options.

(5) Does not include 17,517 shares of Common Stock owned by Wm. Brian Little 1983 Trust f/b/o Gregory Little and 16,517 shares of Common Stock owned by Wm. Brian Little 1983 Trust f/b/o Jacqueline Little, which trusts were established by Mr. Little for the benefit of his children. Mr. Little disclaims beneficial ownership of such shares.

(6) Based upon a Schedule 13G filed on February 19, 1996 with the Securities and Exchange Commission (the "SEC") by The Capital Group Companies, Inc.

(7) Based upon a Schedule 13G filed on February 3, 1996 with the SEC by the State of Wisconsin Investment Board.

(8) Based on a Schedule 13D, dated June 8, 1995, filed by Investors U.S. Growth Fund, a Canadian unit trust mutual fund ("Growth Fund"), Investors Global Fund, a Canadian unit trust mutual fund (Global Fund" and, together with Growth Fund, the "Funds") and I.G. Investment Management, Ltd., a Canadian investment advisory management company which provides Growth Fund's and Global Fund's investment management ("Management Company"), as amended by Amendment No. 1, dated November 15, 1995 (as amended, the "Investors
    Schedule 13D"). The Investors

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)
    Schedule 13D indicates that Growth Fund shares beneficial ownership of 2,283,700 of the shares and Global Fund shares beneficial ownership of 615,100 of the shares. According to the Investors Schedule 13D, 100% of the issued and outstanding capital stock of Management Company is owned by Investors Group Trustco Inc. ("Trustco"), and the Funds and Management Company are ultimately controlled by Investors Group Inc. through its ownership of 100% of the issued and outstanding capital stock of Trustco. Management Company disclaims beneficial ownership of all shares held by the Funds, and each Fund disclaims beneficial ownership of all shares held by the other Fund.

                             ELECTION OF DIRECTORS

    The Board of Directors presently consists of nine members divided into three classes, each class serving for a period of three years. One-third of the members of the Board of Directors are elected by the stockholders annually. This year Messrs. Seymour P. Berger, Stephen D. Greenberg and Stanley Tulchin have been nominated to stand for re-election for a term that expires at the annual meeting of stockholders to be held in 1999. The vacancy in the Board of Directors created by the resignation of Theodore J. Forstmann is not being filled at the present time.

    Directors will be elected by the plurality vote of the holders of Common Stock entitled to vote at the Annual Meeting and present in person or by proxy. It is the intention of the persons named in the enclosed proxy to vote, unless otherwise indicated, for the election as directors of the persons nominated in the table below.

    Should any one or more of these nominees become unable to serve for any reason or, for good cause, will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of Directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees.

    The following table sets forth the name, age and principal business experience during the past five years of each director of the Company.

                                          BUSINESS EXPERIENCE                   DIRECTOR OF THE
                                         DURING PAST 5 YEARS,                    COMPANY OR ITS
          NAME                         AGE AND OTHER INFORMATION               PREDECESSORS SINCE
- -------------------------  -------------------------------------------------   ------------------
NOMINEES TO SERVE IN
  OFFICE UNTIL 1999
Seymour P. Berger........  Vice President--Sports and Licensing of the                1991
                           Company since 1974. Mr. Berger is 72 years of
                           age.
Stephen D. Greenberg.....  President of Classic Sports Network, Inc. (a               1993
                           cable television programming service) since
                           November 1993. President of Stephen D. Greenberg,
                           P.C. (an independent business consulting firm)
                           from April 1993 through October 1993. From 1990
                           to April 1993, Deputy Commissioner and Chief
                           Operating Officer of Major League Baseball. Mr.
                           Greenberg is 47 years of age.
Stanley Tulchin..........  Chairman of Stanley Tulchin Associates, Inc. (a            1987
                           commercial collection agency) since 1955. Mr.
                           Tulchin is also Chairman and Chief Executive
                           Officer of Reprise Capital Corporation (a venture
                           capital fund) and a Director of PCA
                           International, Inc. (commercial photographers),
                           in each case for more than the past five years.
                           Mr. Tulchin is 69 years of age.
DIRECTORS TO CONTINUE IN
  OFFICE UNTIL 1997
Arthur T. Shorin.........  Chairman of the Board and Chief Executive Officer          1960
                           of the Company and its predecessor since 1980.
                           Mr. Shorin is also a Director of Department 56,
                           Inc. Mr. Shorin is 60 years of age.

                                          BUSINESS EXPERIENCE                   DIRECTOR OF THE
                                         DURING PAST 5 YEARS,                    COMPANY OR ITS
          NAME                         AGE AND OTHER INFORMATION               PREDECESSORS SINCE
- -------------------------  -------------------------------------------------   ------------------
Wm. Brian Little.........  Private Investor since January 1995. Special               1984
                           Limited Partner of FLC Partnership, the General
                           Partner of Forstmann Little & Co., January 1994
                           to December 1994. Mr. Little was a General
                           Partner of FLC Partnership from 1978, when he
                           co-founded Forstmann Little & Co., until January
                           1994. Mr. Little is also a Director of Aldila,
                           Inc.; Department 56, Inc.; and Normandy America,
                           Inc. Mr. Little is 54 years of age.
DIRECTORS TO CONTINUE IN
  OFFICE UNTIL 1998
John J. Langdon..........  President and Chief Operating Officer of the               1989
                           Company since 1988. Mr. Langdon is 48 years of
                           age.
Allan A. Feder...........  An independent business consultant for more than           1992
                           the past five years and President and Chief
                           Executive Officer of Vitarroz Corporation (a
                           proprietary brand food company) since 1988. Mr.
                           Feder is also a Director of Edward Don & Co.,
                           Inc. Mr. Feder is 64 years of age.
David M. Mauer...........  Chief Executive Officer of Riddell Sports Inc.             1996
                           (manufacturer and reconditioner of football
                           equipment) since 1993. Mr. Mauer was President of
                           Mattel USA (toy company) from 1990 until 1993.
                           Mr. Mauer is 47 years of age.
Jack H. Nusbaum..........  Chairman of the New York law firm of Willkie Farr          1992
                           & Gallagher and a partner in that firm for the
                           past twenty-five years. Mr. Nusbaum is also a
                           Director of W. R. Berkley Corporation; Pioneer
                           Companies, Inc.; Prime Hospitality Corp.; and
                           Hirschl & Adler Galleries, Inc. Mr. Nusbaum is 55
                           years of age.

    The Board of Directors met four times during the fiscal year ended March 2, 1996. Each of the Directors who served during such period, except for Messrs. Nicholas C. Forstmann and Theodore J. Forstmann, attended at least 75% of the aggregate number of meetings of the Board of Directors and any committee of which they were members during such period. Mr. Nicholas C. Forstmann did not stand for re-election as a director in June 1995 and, due to severe time constraints, Mr. Theodore J. Forstmann resigned as a director as of April 30, 1996.

    The Company has a Compensation Committee responsible for recommending officers' remuneration and administering The Topps Company, Inc. 1987 Stock Option Plan, as amended (the "1987 Stock Option Plan"). The members of the Compensation Committee for the fiscal year ended March 2, 1996 were Messrs. Wm. Brian Little and Stanley Tulchin, neither of whom is an employee of the Company. The Compensation Committee held ten meetings.

    The Company has an Audit Committee which approves the appointment and continued retention or discharge of independent certified public accountants, monitors their performance, reviews all reports submitted by them and consults with them with regard to the adequacy of internal controls. The members of such committee for the fiscal year ended March 2, 1996 were Messrs. Allan A. Feder, Nicholas C. Forstmann (until June 20, 1995), Stanley Tulchin (from June 21,
1995) and Stephen D. Greenberg. The members of the Audit Committee currently are Messrs. Allan A. Feder, Stanley Tulchin, Stephen D. Greenberg and David M. Mauer. During the fiscal year ended March 2, 1996, there were two meetings of the Audit Committee. None of the members of the Audit Committee are employees of the Company.

    The Company does not have a nominating committee.

    The Company's executive officers, directors and ten percent stockholders are required under the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the SEC. Copies of these reports must also be furnished to the Company. Based solely upon its review of the copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required to be filed, the Company believes that all filing requirements applicable to its executive officers, directors and ten percent stockholders were complied with during the fiscal year ended March 2, 1996.

COMPENSATION OF DIRECTORS

    Directors who are not also officers of the Company receive directors' fees of $8,000 per year, plus $500 for each day on which the director attended in person a meeting of the Board of Directors and/or any committee thereof. Directors who are also officers of the Company are not compensated for their duties as Directors.

    Pursuant to the 1994 Non-Employee Director Stock Option Plan, on June 21, 1995 each of Messrs. Allan A. Feder, Theodore J. Forstmann, Stephen D. Greenberg, Wm. Brian Little, Jack H. Nusbaum and Stanley Tulchin, none of whom is an employee of the Company, received options to purchase 7,000 shares of Common Stock at a price of $6.375 per share. The options are exercisable after June 20, 1996 and have a term of five years from the date of grant.

                             EXECUTIVE COMPENSATION

    The following table sets forth for each of the last three fiscal years information regarding the compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers for the fiscal year ended March 2, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                                                        COMPENSATION
                                             ANNUAL COMPENSATION                           AWARDS
                              -------------------------------------------------   ------------------------
            (A)                (B)       (C)        (D)             (E)               (F)          (G)           (H)
                                                                                                SECURITIES
                              FISCAL                                              RESTRICTED    UNDERLYING    ALL OTHER
                              YEAR    SALARY(1)    BONUS        OTHER ANNUAL         STOCK       OPTIONS/    COMPENSATION
NAME AND PRINCIPAL POSITION   ENDED      ($)        ($)      COMPENSATION($)(2)   AWARD(S)($)    SARS (#)        ($)
- ----------------------------  -----   ---------   --------   ------------------   -----------   ----------   ------------

Arthur T. Shorin............  1996    $ 838,082                                                   400,000
 Chairman and Chief           1995      822,269                                                   500,000(3)
 Executive Officer            1994      761,332   $395,809                                        500,000(3)
John J. Langdon.............  1996      409,889                                                    20,000       14,115(4)
 President and Chief          1995      554,981                                                   175,000       14,115(4)
 Operating Officer            1994      540,319    195,824                                        150,000       14,115(4)
Seymour P. Berger...........  1996      262,041
 Vice President--Sports and   1995      257,097
 Licensing                    1994      247,566    128,707
Ronald L. Boyum.............  1996      222,643                                                    13,500
 Vice President--Marketing    1995      197,492                                                    15,000
 and Sales                    1994      131,741     68,506                                         70,000
Ira Friedman................  1996      189,932                                                    15,000
 Vice President--Publishing   1995      179,084                                                    50,000
 and New Product Development  1994      131,732     68,602

- ------------
(1) The Company's fiscal year ended March 2, 1996 consisted of 53 weeks, while the two prior fiscal years contained 52 weeks. Therefore, salary levels for the fiscal year ended March 2, 1996 reflect an additional one week's salary.

(2) Perquisites and other personal benefits received by each named executive officer (including, for certain of the named executive officers, medical reimbursements, moving expenses and car use allowances) in each instance aggregated less than the lesser of $50,000 or 10% of such officer's annual salary and bonus.

(3) The initial installment of cash-only SARs granted in fiscal 1994 expired with no payments becoming due. The remaining cash-only SARs granted in fiscal 1994 and all cash-only SARs granted in fiscal 1995 were cancelled without payment as of March 29, 1995. See Note 4 to "Option/SAR Grants in Last Fiscal Year."

(4) This amount represents the payment of premiums on a life and disability insurance policy maintained by the Company on behalf of Mr. Langdon. See "Employment Agreements."

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding grants of stock options and stock appreciation rights ("SARs") made during the fiscal year ended March 2, 1996 to each of the executive officers named in the Summary Compensation Table.

                                                                                                     POTENTIAL REALIZED
                                                                                                      VALUE AT ASSUMED
                                                                                                      ANNUAL RATES OF
                                                                                                        STOCK PRICE
                                                                                                      APPRECIATION FOR
                                        INDIVIDUAL GRANTS                                             OPTION TERM (1)
- --------------------------------------------------------------------------------------------------   ------------------
            (A)                       (B)                (C)               (D)             (E)         (F)       (G)

                                                      % OF TOTAL
                                                     OPTIONS/SARS
                              NUMBER OF SECURITIES    GRANTED TO
                                   UNDERLYING        EMPLOYEES IN
                                  OPTIONS/SARS          FISCAL         EXERCISE OR      EXPIRATION
   NAME                          GRANTED (#)(2)        YEAR(3)      BASE PRICE ($/SH)      DATE        5%        10%
- ----------------------------  --------------------   ------------   -----------------   ----------   -------   --------
Arthur T. Shorin............         100,000(4)         11.574%           $7.70           3/28/03    $80,000   $463,000
                                     100,000(4)         11.574%            8.47           3/28/03      3,000    386,000
                                     100,000(4)         11.574%            9.32           3/28/03          0    301,000
                                     100,000(4)         11.574%           10.75           3/28/03          0    158,000
John J. Langdon.............          13,334(5)          1.543%           $5.00           4/13/06    $43,088   $109,460
                                       6,666(6)           .772%            5.00           2/07/06     21,000     53,000
Seymour P. Berger...........        --                   --             --                 --          --         --
Ronald L. Boyum.............          13,500(7)          1.563%           $5.00           2/07/06    $42,625   $107,325
Ira Friedman................        --                   --             --                 --          --         --

- ------------

(1) Grant date fair market value is based on the closing price of the Common Stock on the immediately preceding date.

(2) All grants consisted of options that were granted under the 1987 Stock Option Plan.

(3) This column does not include grants to non-employee directors of the Company.

(4) On March 29, 1995 the Compensation Committee cancelled all 900,000 of Mr. Shorin's unexpired cash-only SARs and granted him an option, covering the period through Mr. Shorin's normal retirement date, to purchase 400,000 shares of Common Stock. This option has a maximum term of eight years and vests in 100,000 share installments on the first through fourth anniversaries of the date of grant. The installments retain the same above-market exercise prices as the base prices of the second through fifth installments of Mr. Shorin's March 30, 1994 cash-only SAR grant, and such exercise prices are reflected in column (d) above. On the date of grant, these exercise prices were greater than the fair market value of the Common Stock.

(5) The options to acquire 13,334 shares of Common Stock were granted on February 7, 1996 and are exercisable in two equal annual installments beginning February 7, 1997.

(6) The options to acquire 6,666 shares of Common Stock were granted on February 7, 1996, and are exercisable as of February 7, 1999.

(7) The options to acquire 13,500 shares of Common Stock were granted on February 7, 1996 and are exercisable in three equal annual installments beginning February 7, 1997.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

    The following table provides information regarding the exercise of options/SARs during the fiscal year ended March 2, 1996 and the number and value of unexercised options and SARs held at fiscal year end by each of the executive officers named in the Summary Compensation Table.

                (A)                        (B)             (C)                   (D)                           (E)

                                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                            OPTIONS/SARS                  OPTIONS/SARS
                                                                            AT FY-END (#)                 AT FY-END ($)
                                     SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
   NAME                              ON EXERCISE (#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -----------------------------------  ---------------   -----------   -----------   -------------   -----------   -------------

Arthur T. Shorin...................          0               0               0        400,000               0           0
John J. Langdon....................          0               0         787,500        220,000       $ 398,050           0
Seymour P. Berger..................     --               --             --             --              --           --
Ronald L. Boyum....................          0               0         122,000         23,500               0           0
Ira Friedman.......................          0               0         138,000         10,000           3,794           0

PENSION BENEFITS

    The Company maintains a tax qualified non-contributory defined benefit pension plan for its eligible employees (the "Retirement Plan"). The Summary Compensation Table contained in this Proxy Statement does not include the benefit accruals in respect of the named executive officers under the Retirement Plan. The estimated annual pension benefits under the Retirement Plan, assuming retirement at age 65, at various levels of compensation and years of credited service are illustrated by the following table:

                    ANNUAL RETIREMENT BENEFIT FOR SPECIFIED
                        YEARS OF CREDITED SERVICE(1)(2)

   HIGHEST AVERAGE COMPENSATION(3)     15         20         25         30         35         40         50
- ----------------------------------  --------   --------   --------   --------   --------   --------   --------
$ 125,000.........................  $ 26,115   $ 35,656   $ 45,694   $ 55,811   $ 57,102   $ 58,635   $ 61,760
$ 150,000.........................  $ 32,365   $ 43,989   $ 56,111   $ 68,312   $ 69,915   $ 71,760   $ 75,510
$ 175,000.........................  $ 38,615   $ 52,323   $ 66,528   $ 80,812   $ 82,727   $ 84,885   $ 89,260
$ 200,000.........................  $ 44,865   $ 60,656   $ 76,945   $ 93,312   $ 95,540   $ 98,010   $103,010
$ 225,000.........................  $ 51,115   $ 68,990   $ 87,362   $105,812   $108,352   $111,135   $116,760
$ 250,000.........................  $ 57,365   $ 77,323   $ 97,779   $118,313   $121,165   $124,260   $130,510
$ 300,000.........................  $ 69,866   $ 93,990   $118,613   $143,313   $146,790   $150,510   $158,010
$ 400,000.........................  $ 94,866   $127,324   $160,280   $193,314   $198,040   $203,010   $213,010
$ 450,000.........................  $107,366   $143,991   $181,114   $218,315   $223,665   $229,260   $240,510
$ 500,000.........................  $119,867   $160,658   $201,948   $243,315   $249,290   $255,510   $268,010
$ 600,000.........................  $144,867   $193,992   $243,615   $293,316   $300,540   $308,010   $323,010
$ 800,000.........................  $194,868   $260,660   $326,950   $393,318   $403,040   $413,010   $433,010
$1,000,000........................  $244,869   $327,328   $410,285   $493,320   $505,540   $518,010   $543,010

- ------------

(1) These are hypothetical benefits based upon the Retirement Plan's normal retirement benefit formula. The maximum annual benefit permitted under
    Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"), is generally limited to $120,000 at present and will be adjusted to reflect cost-of-living increases in 1997 and succeeding plan years.

(2) This table includes supplemental pension benefits payable to Mr. Shorin in excess of the limitations on compensation and benefits under the Code and other applicable laws, pursuant to an agreement entered into on May 19, 1986, and amended May 18, 1994 (the "Supplemental Pension Agreement"). These benefits are computed in accordance with the same formula provided under the

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)
    Retirement Plan without regard to the aforementioned limitations. However, compensation attributable to stock appreciation rights and stock options is not taken into account in determining highest average compensation for purposes of the Supplemental Pension Agreement.

(3) The benefits shown corresponding to these compensation ranges are hypothetical benefits based upon the Retirement Plan's normal retirement benefit formula. Under Section 401(a)(17) of the Code, compensation in excess of $150,000 (as adjusted to reflect cost-of-living increases) is disregarded for purposes of determining highest average compensation of participants in the Retirement Plan in plan years beginning after 1993. Benefits accrued as of the last day of the plan year beginning in 1993 on the basis of compensation in excess of $150,000 are preserved. The $150,000 limit will be adjusted for cost-of-living increases in 1997 and succeeding plan years.

    The normal retirement benefit under the Retirement Plan is payable in the form of a "straight life" annuity and is equal to the greater of (i) 1.667% of a participant's highest average W-2 compensation multiplied by the participant's years of credited service not in excess of 30 years, plus .25% of the participant's highest average compensation multiplied by the participant's years of credited service in excess of 30 years, reduced by 50% of the participant's estimated primary Social Security benefit determined on the basis of the participant's earnings from the Company, or (ii) $204 multiplied by the participant's years of credited service not in excess of 20 years, plus $144 multiplied by the participant's credited service in excess of 20 years (but not to exceed 10 additional years). The "highest average compensation" for purposes of determining the normal retirement benefit is equal to 1/5 of the total compensation that is paid to a participant by the Company for the 60 consecutive-month period in which the participant's compensation was greatest during the 120-month period prior to the participant's retirement or termination of employment. Subject to the $150,000 compensation limit in the case of an executive officer other than Mr. Shorin, such compensation includes all compensation reflected in the Summary Compensation Table to the extent included in gross income for the applicable base years, except for income attributable to reimbursement of moving expenses.

    As of March 2, 1996, the persons named in the Summary Compensation Table were credited with the following years of service: Mr. Shorin--37; Mr. Langdon--7; Mr. Berger--48; Mr. Boyum--6; and Mr. Friedman--7.

BONUS PLANS

    For many years, designated key employees have participated in one of several nondiscretionary, objective group incentive bonus arrangements (the "Bonus Plans") which provide for the payment of bonuses based upon percentages of base salaries if income before interest, taxes, depreciation and amortization, achieves certain levels determined by the Compensation Committee at the beginning of the fiscal year. No amounts were paid under the Bonus Plans for the fiscal year ended March 2, 1996. Amounts paid to the five most highly compensated executive officers of the Company under the Bonus Plans for the last three fiscal years are included in the Summary Compensation Table.

    For the fiscal year ended March 2, 1996, the Bonus Plans allowed for a discretionary special bonus to be paid if approved by a committee composed of Messrs. Shorin, Langdon, O'Connor and Perillo. Such bonuses may be awarded, after the end of the fiscal year, to any Vice President who the committee determines is deserving of special consideration. Bonuses under this plan were limited to 20% of the recipient's base salary and each member of the committee was precluded from participating in deliberations regarding his own award. For fiscal year 1996, no discretionary bonuses were granted.

EMPLOYMENT AGREEMENTS

    On October 28, 1991, the Company entered into employment agreements (the "Agreements") with Arthur T. Shorin, Chairman of the Board and Chief Executive Officer, and John J. Langdon, President and Chief Operating Officer. Each Agreement provides for a three-year term subject to automatic extension. Each Agreement will terminate three years from the date that either the executive or the

Company gives notice of his or its intention not to extend the Agreement, unless terminated earlier as provided in the Agreement. Mr. Shorin's Agreement provides for an annual base salary of $822,269, subject to annual 10% increases which have been waived by Mr. Shorin for fiscal years 1996 and 1997 and limited to 4% for fiscal years 1994 and 1995. Mr. Shorin's Agreement provides for an annual target bonus opportunity of 50% of base salary. For fiscal years 1995 through 1997, Mr. Shorin has agreed to limit his target bonus opportunity to 20% of annual base salary. Mr. Langdon's Agreement provides for an annual base salary of $402,155 and for participation in the Company's bonus plans with target bonuses and performance objectives set by the Company's Chief Executive Officer, subject to the approval of the Compensation Committee.

    If either executive is terminated without "Cause" or resigns for "Good Reason" (as defined in the Agreements), a lump sum severance payment will be made as liquidated damages based upon the executive's salary at the time of termination and the average annual bonus for the three fiscal years ended prior to the date of termination. In the case of Mr. Shorin, such payment will be equal to three times his base salary (without giving effect to any waivers) and bonus, and in the case of Mr. Langdon, such payment will be equal to 2.5 times his base salary and bonus.

    Each Agreement requires that, in the event any payments made upon termination of employment are treated as "parachute payments" subject to excise taxes under federal tax law, the Company will make an additional payment to the executive so that his after-tax position is the same as if the payments were not subject to an excise tax. During the term of Mr. Langdon's employment, the Company is required to obtain and maintain life insurance coverage in the amount of $4,000,000 and to obtain and maintain disability insurance policies in an amount equal to 60% of salary and bonus.

    Mr. Shorin's Agreement also requires the Company to make annual contributions to an irrevocable Company trust account of assets equal to the present value of the supplemental pension benefits which accrue during each fiscal year for Mr. Shorin under his Supplemental Pension Agreement.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee approves compensation objectives and policies as well as compensation plans and specific compensation levels for all executive officers. Since February 26, 1995, the Compensation Committee has been responsible for grants of stock options.

    The Compensation Committee seeks to provide a competitive total compensation package that will motivate and retain key employees. The Committee also seeks to provide incentives to achieve short and long-term business objectives that will enhance the value of the Common Stock. In establishing total compensation packages, the Committee considers (1) the base salary levels of executives with similar responsibilities in companies of similar size, business and complexity,
(2) each executive's experience in his position at the Company and his performance over a sustained period of time and (3) the Company's financial performance during the past year as reflected in the Company's achievement of pre-established earnings objectives.

    Compensation for the named executive officers for the fiscal year ended March 2, 1996 was comprised of base compensation, potential annual incentive compensation (the Bonus Plans) and long-term incentive compensation.

    The base compensation for the Chief Executive Officer and the President is determined through contracts which are discussed under the caption "Employment Agreements." In view of the Company's performance, the stipulated minimum increase in base compensation called for by the Chief Executive Officer's employment agreement was consensually waived for the Company's fiscal year ended March 2, 1996. Base compensation for executives not covered by employment contracts takes into consideration the level of responsibility involved, the knowledge and experience required, and competitive pay levels.

    The Compensation Committee has based annual incentive compensation for executive officers covered by the Bonus Plans (including the Chief Executive Officer) on the attainment of financial targets relating to income earned by the Company. The Bonus Plans are discussed in more detail under the caption "Bonus Plans." With the exception of the Chairman's Award, which permits discretionary bonuses to be paid to Vice-Presidents deserving of special recognition, administration of the Bonus Plans is nondiscretionary-- if minimum financial targets are not met, no bonuses are paid, regardless of individual achievement or departmental performance. Although annual target bonus opportunities of 50% of base salary are required to be provided under Mr. Shorin's employment agreement, Mr. Shorin's annual bonus opportunity has been consensually limited to 20% of base salary for the Company's 1995 through 1997 fiscal years. For the Company's 1996 fiscal year, the Compensation Committee determined that no bonus would be paid to Mr. Shorin unless Consolidated Operating Profit increased by a minimum amount that was materially higher than that applicable to the Company's other executive officers. For the fiscal year ended March 2, 1996, no bonuses were paid to any named executive officer under any Company Bonus Plan.

    Long-term incentive compensation opportunities are provided through grants of stock options under the 1987 Stock Option Plan. If stockholder approval for the 1996 Stock Option Plan is received, future grants of stock options will be made under the 1996 Stock Option Plan and no further grants will be made under the 1987 Plan. All grants are made at exercise prices which are at least equal to the fair market value of the Common Stock on date of grants so executives can gain only when stockholders gain. In making grants under the plan for fiscal 1996, the Compensation Committee considered an employee's position with the Company, responsibilities, service, individual performance, and the anticipated length of future service. In order to reinforce long-term performance objectives established for the Chief Executive Officer, the Compensation Committee determined that it was desirable to cancel all 900,000 of Mr. Shorin's cash-only SARs, which had above-market exercise prices at date of grant but annual expiration dates, and replace them with a grant of stock options covering 400,000 shares of Common Stock and having a maximum term of eight years from date of grant. The new grant provides for vesting in four annual installments covering 100,000 shares each. Each installment retains the same exercise price as the base price of the corresponding installment of the second through fifth installments of Mr. Shorin's March 30, 1994 cash-only SAR grant. In each case, these exercise prices were greater than the fair market value of the Common Stock on date of grant.

    Section 162(m) of the Code generally disallows a tax deduction to public companies for annual compensation over $1 million paid to each of the corporation's Chief Executive Officer and four other most highly compensated executive officers, except to the extent such compensation qualifies as "performance-based." Based on information currently available, the Compensation Committee believes that all compensation arrangements that could potentially result in the compensation of any named executive officer exceeding $1 million would qualify as performance-based and that all compensation paid to the Company's named executive officers will be fully deductible. Provided that other Company objectives are met, the Company intends to structure future incentive compensation arrangements for its named executive officers in a manner that will allow such compensation to be fully deductible for Federal income tax purposes.

The Compensation Committee:
    Wm. Brian Little
    Stanley Tulchin

                             CERTAIN RELATIONSHIPS

    Jack H. Nusbaum, a director, is a partner in the law firm of Willkie Farr & Gallagher, outside counsel to the Company. In July 1995, the Company acquired Merlin Publishing International Limited ("Merlin") from its shareholders for $46,244,700, which included a payment of $5,549,364 to Peter Warsop, currently the Managing Director of Merlin, for his interest.

PERFORMANCE GRAPH

    The graph set forth below shows the yearly percentage change in the Company's cumulative total stockholder return against each of the S & P MidCap 400 and a composite index (the "Composite Index"), in each case assuming an investment of $100 on March 4, 1991 and the accumulation and reinvestment of dividends paid thereafter through March 2, 1996.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

DOLLARS

200
180
160
140
120
100
 80
 60
 40
 20
     1991   1992   1993   1994    1995   1996
                    YEARS



THE TOPPS COMPANY, INC.
S&P MIDCAP 400
COMPOSITE INDEX



                              STARTING
                                BASIS
DESCRIPTION                     1991         1992     1993     1994     1995     1996
- ----------------------------------------------------------------------------------------

TOPPS CO INC (%)
TOPPS CO INC ($)             $100.00        $100.10  $ 49.57   $ 43.31    $42.27    $36.47



S & P Midcap 400 (%)
S & P Midcap 400 ($)         $100.00        $127.46  $141.10   $149.77   $162.38  $208.64



PEER GROUP ONLY (%)
PEER GROUP ONLY ($)          $100.00        $106.94  $135.40   $148.07   $150.60  $171.03



ASSUMES INITIAL INVESTMENT OF $100

* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
  NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION

    The Composite Index is comprised of four industry groups reported in the "Directory of Companies required to file Annual Reports with the Securities and Exchange Commission," for the period ended September 30, 1993, and based upon the Standard Industrial Classification ("SIC") codes developed by the Office of Management and Budget, Executive Office of the President. The four industry groups are Miscellaneous Publishing (SIC Code 2741), Sugar and Confectionery
Products (SIC Code 2060), Periodicals: Publishing or Publishing and Printing
(SIC Code 2721), and Wholesale--Miscellaneous Durable Goods (SIC Code 5090).

                                       11

           PROPOSAL TO RATIFY AND APPROVE THE 1996 STOCK OPTION PLAN

    The Compensation Committee and Board of Directors have unanimously approved the adoption of the 1996 Stock Option Plan (the "Plan"), subject to the approval of the stockholders of the Company at the Annual Meeting. The Board of Directors recommends that the stockholders approve the adoption of the Plan. If approved, the Plan will replace the 1987 Stock Option Plan, which would otherwise terminate by its terms in 1997. As a result, no further grants may be made under the 1987 Stock Option Plan following the date stockholder approval for the 1996
Stock Option Plan is received.

DESCRIPTION OF THE 1996 STOCK OPTION PLAN

PURPOSE

    The purpose of the Plan is to enable the Company and its subsidiaries and affiliates to attract and retain the best available personnel, to encourage them to make substantial contributions to the Company's future success, and to ensure that the Company can provide competitive compensation opportunities to its personnel.

MATERIAL TERMS

    The Plan provides for the grant of stock options and stock appreciation rights ("SARs") to employees and non-employee directors of, and persons or entities which provide significant services to, the Company, its subsidiaries, and entities directly or indirectly controlled by or affiliated with the Company and designated by the Compensation Committee (the "Committee"). Approximately
100 persons are currently eligible to participate in the Plan.

    Options granted under the Plan may be "incentive stock options" ("ISOs"), within the meaning of the Code, or nonqualified stock options ("NQSOs");
provided, however, that ISOs may only be granted to participants who are also employees of the Company or a subsidiary corporation within the meaning of
Section 424 of the Code. The exercise price of the options or SARs will be determined by the Committee when granted, but may not be less than the Fair
Market Value (as defined in the Plan) of the Common Stock on the date of grant.
The option exercise price may be paid (i) in cash or in shares of Common Stock having a Fair Market Value equal to the option exercise price, or (ii) by delivering to the Company a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the exercise price.

    SARs may be granted as an alternative or a supplement to a related stock option. SARs entitle its holder to be paid an amount equal to the Fair Market
Value of the Common Stock subject to the SAR on the date of exercise less the exercise price of the SAR established at the time of grant.

    The total number of shares of Common Stock which may be issued under the Plan is limited to that number of shares of Common Stock which remain available for grant of options under the 1987 Stock Option Plan on June 25, 1996, as increased (i) annually on the last day of the Company's fiscal year, by an amount equal to 0.70% of the aggregate of the total number of shares of Common
Stock outstanding on the last day of each fiscal year of the Company, commencing with the fiscal year ending March 1, 1997 and ending with the fiscal year ending
February 25, 2001, and (ii) from time to time, by (A) that number of shares of Common Stock which were or are reserved for issuance upon the exercise of options granted under the Plan, or under the 1987 Stock Option Plan, which shall have expired, been cancelled, or terminated for any reason without having been exercised in full, and (B) that number of shares which are exchanged by an optionee as full or partial payment to the Company of the purchase price of shares being acquired through the exercise of a stock option granted under the Plan or the 1987 Stock Option Plan. The objective of this limitation is to restrict dilution attributable to the exercise of outstanding options granted under the Plan and the 1987 Stock Option Plan to less than 10% of the issued and outstanding Common Stock. In no event may a single optionee be granted options or SARs covering more than 500,000 shares of Common Stock under the Plan during any fiscal year of the Company.

                                       12

    All grants under the Plan shall be nontransferable and may be exercised only by the grantee or the grantee's heirs, legatees or personal representatives.
Each option or SAR granted under the Plan includes a limited right which will allow the grantee to receive the value of the option or SAR automatically upon the occurrence of a Change in Control, whether or not the option or SAR is then vested. A Change in Control is generally limited to acquisitions of 50% or more of the Common Stock or a change in more than 50% of the membership of the Board of Directors, in either case, without the prior approval of the Board of Directors. The Committee also has discretion to shorten the term of outstanding options and SARs in connection with reorganization transactions which are approved by the Board of Directors.

    The Plan may be amended or terminated by the Board of Directors at any time, provided that the maximum number of shares of Common Stock available for issuance under the Plan may not be increased and the minimum exercise price of options or SARs granted under the Plan may not be reduced, without the approval of the Company's stockholders. The Plan terminates automatically five years from the date the Plan is approved by the Company's stockholders and no options or SARs may be granted under the Plan after that date.

ADMINISTRATION

    The Plan is administered by the Committee. No member of the Committee is eligible to participate in the Plan. The Committee may determine the terms and conditions of options and SAR agreements, fix the number of options or SARs granted and the number of shares subject to each option or SAR, set the expiration date, vesting schedule and exercise price, and may accelerate the vesting of outstanding options or SARs. Subject to the provisions of the Plan, the Committee may construe the Plan, determine all questions thereunder and adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

MARKET VALUE

    The market value of the Common Stock at the close of trading on May 15, 1996 was $6.06 per share.

FEDERAL TAX CONSEQUENCES

    Set forth below is a brief description of the federal income tax consequences applicable to ISOs and NQSOs granted under the Plan.

ISOS

    No taxable income is realized by the optionee upon the grant or exercise of an ISO. If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the optionee's employer for federal income tax purposes.

    If the Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) the optionee's employer will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

                                       13

    Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as the exercise of a NQSO.

    For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an ISO generally would be required to increase his alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised an NQSO. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his alternative minimum tax liability or his "regular" income tax liability.
As a result, a taxpayer has to determine his potential liability under the alternative minimum tax.

    In general, for purposes of the alternative minimum tax, the exercise of an ISO will be treated essentially as if it were the exercise of a NQSO. As a result, the rules of Section 83 of the Code relating to transfers of property, including restricted property, will apply in determining the optionee's alternative minimum taxable income. Consequently, an optionee exercising an ISO with respect to unrestricted Common Stock will have income, for purposes of determining the base for the application of the alternative minimum tax, in an amount equal to the spread between the option price for the shares and the fair market value of the shares on the date of exercise.

NQSOS

    With respect to NQSOs: (1) no income is realized by the optionee at the time the Option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements;
and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

SPECIAL RULES APPLICABLE TO CORPORATE INSIDERS

    As a result of the rules under Section 16(b) of the Securities Exchange Act of 1934, "insiders" (as defined in the Exchange Act), as well as non-insiders, generally will be taxed immediately upon the exercise of an NQSO as long as the exercise occurs at least six months following the grant of the Option. In that case, the general tax rules discussed above with respect to NQSOs will apply to insiders as well as non-insiders. In the event that less than six months have elapsed at the time of exercise of an NQSO, the insider will recognize ordinary compensation income at the time such six month period elapses in an amount equal to the excess, if any, of the fair market value of the shares on such date over the exercise price.

                               NEW PLAN BENEFITS

    Because the Plan is a discretionary plan, it is not possible to determine what awards the Committee will grant under the Plan in the future. Options granted to the Company's named executive officers under the 1987 Stock Option
Plan during the Company's fiscal year ended March 2, 1996 are set forth in the "Option/SAR Grants in Last Fiscal Year" Table at page 6.

PROPOSED ACTION

    Approval of the adoption of the Company's 1996 Stock Option Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting.

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION AND
APPROVAL OF THE 1996 STOCK OPTION PLAN.

                                       14

                            APPOINTMENT OF AUDITORS

    The Company has selected Deloitte & Touche LLP as independent certified public accountants to report on the consolidated financial statements of the Company for the fiscal year ending March 1, 1997 and to perform such other services as may be required of them. The Board of Directors has directed that management submit the appointment of auditors for ratification by the stockholders at the Annual Meeting. An affirmative vote of the holders of a majority of the Common Stock, represented in person or by proxy and entitled to vote at the Annual Meeting, is necessary for ratification. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

       YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF
   DELOITTE & TOUCHE LLP AS THE TOPPS COMPANY, INC. AUDITORS FOR FISCAL 1997

         STOCKHOLDER PROPOSAL REGARDING A CLASSIFIED BOARD OF DIRECTORS

    The Company has been informed that William Steiner intends to present a proposal at the Annual Meeting. The proposal and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below. THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL FOR THE REASONS STATED AFTER
SUCH PROPOSAL AND SUPPORTING STATEMENT.

    William Steiner, whose address is 4 Radcliff Drive, Great Neck, New York
11024 and who is a beneficial owner of 600 shares of Common Stock, submitted the following resolution:

        RESOLVED, that the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected.

    The proponent has furnished the following statement setting forth the reasons advanced by him in support of his proposal:

        "At last year's annual meeting of stockholders a similar resolution was approved by a significant number of the voting shares.

        The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and its stockholders.

        The Board of Directors of the Company is divided into three classes serving staggered three-year terms. I believe that the Company's classified
    Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stockholders.

        The elimination of the Company's classified Board would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is the one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interests of the stockholders.

        As a founding member of the Investors Rights Association of America I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by

                                       15

    stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change."

    I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION.

       YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

BOARD OF DIRECTORS STATEMENT ON PROPOSAL

    Under the Company's system of electing directors by classes, each director serves a three-year term, each class is as nearly equal as possible and one of the three classes is elected each year. This staggered election of directors is a common practice which has been adopted by the stockholders of many major corporations. It is specifically permitted by the laws of many states, including the State of Delaware as well as the rules of the New York Stock Exchange.

    The Board of Directors of the Company believes that a classified Board of Directors promotes a continuity of policy and a stability of leadership by assuring that experienced personnel familiar with the Company and its business will be on the Board of Directors at all times. A classified Board of Directors is intended to prevent precipitous changes in the composition of the Board of Directors by preventing the election of an entire new Board of Directors in a single year. Preventing such a precipitous change in control serves to moderate changes in corporate policies, business strategies and operations because a majority of the directors at all times will have had prior experience in the management of the Company's business.

    In addition, the Board of Directors believes that a classified Board serves as an obstacle to any sudden and disruptive attempts to obtain control of the Company. For example, throughout the 1980s there were a number of attempts by various individuals and entities to acquire significant minority positions in certain companies with the intent of obtaining actual control of the companies by electing their own slate of directors, or of achieving some other goal, such as the repurchase of their shares at a premium, by threatening to obtain such control. The mere attempt to obtain control or to further some other personal goal, even if unsuccessful, can seriously disrupt the conduct of the business of a company and cause it to incur substantial expense. These insurgents often threaten to elect a company's entire board of directors through a proxy contest or otherwise, even though they do not own a majority of the company's outstanding shares entitled to vote. The Company's classified Board of Directors may discourage such purchases because its provisions operate to delay the purchaser's ability to obtain control of the Board of Directors in a relatively short period of time. The delay arises because, at a minimum, two successive annual meetings are required in order to elect a majority of the Board of Directors. For this reason, a person seeking to acquire control of the Company also is encouraged to initiate such action through arm's length negotiations with management and members of the Board of Directors, who are in a position to negotiate a transaction that is fair to all of the Company's stockholders.

    Under the corporation law of the State of Delaware, the state in which the Company is incorporated the action recommended in the proposal could be taken only if the Board of Directors recommended an amendment relating to Article
FIFTH of the Company's Restated Certificate of Incorporation and directed that the amendment be submitted to a vote of the Company's stockholders. Under the terms of the Company's Restated Certificate of Incorporation, an affirmative vote of 66 2/3% of the outstanding shares of Common Stock entitled to vote would be required at a future meeting of the Company's stockholders in order to amend the staggered election of directors. The Board of Directors has not recommended, and does not recommend, such an amendment. Therefore, a vote in favor of this stockholder proposal is only an advisory recommendation to the Board of Directors that it take steps to initiate such an amendment.

       YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

                                       16

     STOCKHOLDER PROPOSAL REGARDING COMPENSATION OF NON-EMPLOYEE DIRECTORS

    The Company has been informed that Kenneth Steiner intends to present a proposal at the Annual Meeting. The proposal and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below. THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL FOR THE REASONS STATED AFTER
SUCH PROPOSAL AND SUPPORTING STATEMENT.

    Kenneth Steiner, whose address is 14 Stoner Avenue, Suite 2-M, Great Neck,
New York 11021 and who is a beneficial owner of 400 shares of Common Stock, submitted the following resolution:

        RESOLVED, that the shareholders recommend that the board of directors take the necessary steps to ensure that from here forward all non-employee directors should receive a minimum of fifty percent of their total compensation in the form of company stock which cannot be sold for three years.

    The proponent has furnished the following statement setting forth the reasons advanced by him in support of his proposal:

        "A significant equity ownership by outside directors is probably the best motivator for facilitating identification with shareholders.

        Traditionally, outside directors, usually selected by management, were routinely compensated with a fixed fee, regardless of corporate performance.
    In today's competitive global economy, outside directors must exercise a critical oversight of management's performance in furthering corporate profitability. All too often, outside directors oversight has been marked by complacency, cronyism, and inertia.

        Corporate America has too many examples of management squandering company assets on an extended series of strategic error. Meanwhile, Boards of Directors stood by and passively allowed the ineptitude to continue, well after disaster struck. They fiddled while Rome was burning.

        When compensation is in company stock, there is a greater likelihood that outside directors will be more vigilant in protecting their own, as well as corporate, and shareholder interests.

        What is being recommended in this proposal is neither novel nor untried.
    A number of corporations have already established versions of such practices, namely, Scott Paper, The Travelers, and Hartford Steam Boiler.

        Robert B. Stobough, Professor of Business Administration at the Harvard
    Business School, did a series of studies comparing highly successful to poorly performing companies. He found that outside directors in the better performing companies had significantly larger holdings of company stock than outside directors in the mediocre performing companies.

        It can be argued that awarding stock options to outside directors accomplishes the same purpose of insuring director's allegiance to a company's profitability, as paying them exclusively in stock. However, it is our contention that stock options are rewarding on the upside, but offer no penalties on the downside, where shareholders bear the full downside risks.
    There are few strategies that are more likely to cement outside directors with shareholder interests and company profitability than one which results in their sharing the same bottom line."

       YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

                                       17

BOARD OF DIRECTORS STATEMENT ON PROPOSAL

    The Company's Board of Directors shares the proponent's belief in the importance of incentive-based compensation for directors. The Board also believes that directors should have a financial stake in the Company. Indeed, as indicated by the table on page 2, which sets forth the ownership of the Company's Common Stock by management, all of the Company's non-employee directors are beneficial owners of Common Stock.

    The Company's 1994 Non-Employee Director Stock Option Plan encourages ownership in the Company by providing for an initial option grant to non-employee directors upon their being elected. The options do not become exercisable until one year after grant, and then only for a period of five years. In addition, the Company's proposed 1996 Stock Option Plan, which is being put to a vote of the stockholders at this annual meeting, provides the possibility of additional grants of stock options to non-employee directors on a case-by-case basis. The options are not transferable and thus provide long-term incentive, consistent with continuity in service on the Board. The only value directors derive from these options is based on appreciation in the price of the Company's Common Stock, a result all shareholders desire.

    The Board believes that the existing director compensation structure offers directors the flexibility to balance stock-related and cash compensation in a manner compatible with their individual circumstances. The directors and the Compensation Committee periodically review the compensation of the Company's non-employee directors to ensure that it remains consistent with industry standards and continues to be fair and appropriate in light of the obligations and responsibilities of corporate directors. Mr. Steiner's proposal removes the flexibility to determine the optimum form of compensation in order to attract and retain the best directors possible. This can vary from time to time based on general trends in directors' compensation. The proposed mandate that one-half of non-employee director compensation be in common shares may result in well-qualified individuals declining to serve as directors of the Company because they consider a greater proportion of cash or other forms of compensation offered by other corporations more desirable. The Board believes that the directors' stock option plan already approved by the Company's stockholders is a more appropriate means of accomplishing directors' identification with shareholder interests than merely paying half of their compensation in stock as suggested by Mr. Steiner.

       YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

                  STOCKHOLDER PROPOSALS -- 1997 ANNUAL MEETING

    Any proposals of stockholders of the Company intended to be included in the Company's proxy statement and form of proxy relating to the Company's next annual meeting of stockholders must be in writing and received by the Assistant
Treasurer of the Company at the Company's office at One Whitehall Street, New
York, New York 10004-2109 no later than January 24, 1997. In the event that the next annual meeting of stockholders is called for a date that is not within 30 days before or after June 26, 1997, in order to be timely, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

    Any stockholder interested in making a proposal is referred to Article II,
Section 4 of the Company's Restated By-Laws.

                                       18

                                 OTHER MATTERS

    Management does not know of any matters other than the foregoing that will be presented for consideration at the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

                            SOLICITATION OF PROXIES

    The entire cost of soliciting management proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally by directors, officers or regular employees of the Company, who will not be compensated for their services. Management of the Company intends to request banks, brokerage houses, custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by such persons and entities.

    The Company will provide to any stockholder of record at the close of business on May 15, 1996, without charge upon written request to its Assistant
Treasurer at One Whitehall Street, New York, New York 10004, a copy of the
Company's Annual Report on Form 10-K for the fiscal year ended March 2, 1996.

                                          By order of the Board of Directors,

                                          Arthur T. Shorin
                                          Chairman and Chief Executive Officer

                                       19






                             THE TOPPS COMPANY, INC.
                             1996 STOCK OPTION PLAN


1.       PURPOSES.

             The Topps Company, Inc. 1996 Stock Option Plan (the "Plan") is intended to attract and retain the best available personnel, to encourage participants to make substantial contributions to the future success of The
Topps Company, Inc., a Delaware corporation (the "Company") or to certain entities directly or indirectly controlled by or affiliated with the Company, and to ensure that the Company can provide competitive compensation opportunities to its personnel. The above objectives will be effectuated through the granting of certain options ("Options") to purchase shares of the Company's common stock, par value $0.01 per share (the "Common Stock") and stock appreciation rights ("SARs"). By meeting these objectives, the Plan is intended to benefit the shareholders of the Company.

2.       ADMINISTRATION OF THE PLAN.

             The Plan shall be administered by a committee (the "Committee") consisting of at least two persons, appointed by the Board of Directors of the Company (the "Board of Directors"), each of whom shall be a "disinterested person" within the meaning of and to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act") and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Within the limits of the express provisions of the Plan, the Committee shall have the authority, in its discretion, to take the following actions under the Plan:

               (a) to make grants of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code, Options which are not intended to be ISOs ("Non-Qualified Options") and SARs and to determine the individuals to whom, and the time or times at which, Options or SARs shall be granted, the number of shares of Common Stock to be subject to each Option and whether such Options shall be ISOs or Non-Qualified Options;

               (b)  to interpret the Plan;

               (c) to prescribe, amend and rescind rules and regulations relating to the Plan;

               (d)  to determine the terms and provisions of the respective
                    Option or SAR agreements;

               (e) to accelerate the vesting of any outstanding Options or SARs;

               (f) to make grants to individuals who are foreign nationals or who are employed outside the United States or both, on such terms and conditions
(which may be different than specified by the Plan) which the Committee deems necessary or appropriate to assure the viability of such grants to meet the purposes of the Plan and to comply with the laws or customs of the jurisdiction in which such individual is a citizen or resident;

               (g) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

             In making such determinations, the Committee may take into account the nature of the services rendered by such individuals, and such other factors as the Committee, in its discretion, shall deem relevant. An individual to whom an Option or SAR has been granted under the Plan is referred to herein as an "Optionee". The Committee's determinations on the matters referred to in this
Section 2 shall be final, binding and conclusive for all purposes, upon all persons, including without limitation, the Company, the stockholders, the Committee and each member thereof, the directors, officers and employees of the Company, and the Optionees and their respective successors in interest. The
Committee may designate persons other than members of the Committee or the Board of Directors to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, except that the Committee may not delegate its authority with regard to the awarding of grants to persons subject to Section 16 of the 1934 Act, unless otherwise permitted by Rule 16b-3 under the 1934 Act, or whose compensation may be subject to limitations on deductibility under Section 162(m) of the Code. Further, the Committee may not delegate its authority if such delegation would cause the Plan not to comply with the requirements of Rule 16b-3 or any successor rule under the 1934 Act.

3.       SHARES SUBJECT TO THE PLAN.

             The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of outstanding Options and SARs which provide for settlement in shares of Common Stock. Subject to adjustment as contemplated by Section 9 hereof, the total number of shares of Common Stock which may be issued under the Plan shall not exceed that number of shares of Common Stock which remain available for grant of options under The Topps Company, Inc. 1987 Stock Option
Plan, as amended (the "Prior Plan") on June 25, 1996, as increased (i) annually on the last day of the Company's fiscal year, by an amount equal to 0.70% of the aggregate of the total number of shares of Common Stock outstanding on the last day of each fiscal year of the Company, commencing with the fiscal year ending
March 1, 1997 and ending with the fiscal year ending February 25, 2001, and (ii) from time


                                       2

to time, by (A) that number of shares of Common Stock which were or are reserved for issuance upon the exercise of Options granted under the Plan, or under the Prior Plan, which shall have expired, been canceled, or terminated for any reason without having been exercised in full, and (B) that number of shares which are exchanged by an Optionee, either actually or by attestation, as full or partial payment to the Company of the purchase price of shares being acquired through the exercise of a stock option granted under the Plan or the Prior Plan. The preceding sentence notwithstanding, the aggregate number of shares for which ISOs may be granted under the Plan shall not exceed 1,500,000.
Shares available for issuance under the Plan which are not issued in a given year shall be carried forward and continue to be available in the succeeding year. Where an SAR is settled in cash or any form other than shares of Common
Stock, the shares in respect of which the SARs are settled shall not be deemed issued and shall remain available for issuance under the Plan. The shares of Common Stock to be issued under the Plan may be authorized but unissued shares or shares of Common Stock that shall have been or may be reacquired by the Company.

4.       ELIGIBILITY.

               (a) Incentive Stock Options ("ISOs") meeting the requirements of
Section 422 of the Code may be granted under the Plan only to employees of the Company or a "subsidiary corporation" within the meaning of Section 424 of the Code ("Subsidiary"). Non-Qualified Options and SARs may be granted under the Plan only to employees and non-employee directors of, and persons or entities which provide significant services to, (i) the Company, (ii) a Subsidiary, or
(iii) entities directly or indirectly controlled by or affiliated with the Company and designated by the Committee ("Designated Entities"). The term
"Company," when used in the Plan, shall be deemed to include the Company, Subsidiaries and Designated Entities.

               (b) Nothing contained in the Plan shall be construed to limit the right of the Company to adopt such other incentive arrangements as it may deem advisable, including, without limitation, the right to grant stock options otherwise than under the Plan for proper corporate purposes.

5.       TERMS OF GRANTS.

             Each Option or SAR granted under the Plan shall be evidenced by a written agreement in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall in its discretion adopt.
Option and SAR agreements need not contain identical terms and conditions and may include, without limitation, expiration contingencies, forfeitability contingencies based on continued employment with the Company, the meeting of performance criteria, or any or all of the above.


                                       3

               (a) The Committee shall fix the purchase price of the shares of Common Stock subject to each Option and the exercise price of each SAR, at the time such Option or SAR is granted; provided, that in no event shall the per share purchase price of an Option or the exercise price of an SAR be less than the Fair Market Value of a share of Common Stock on the date of grant, except that in the case of an Option or SAR granted retroactively in tandem with or as a substitution for another grant, the purchase price or exercise price may be the same as the purchase price or exercise price of such other grant.

               (b) The Committee shall fix the date or dates on which each Option (or portion thereof) or SAR shall be exercisable at the time such Option or SAR is granted.

               (c) The Committee shall fix the expiration date of each Option or SAR at the time such Option or SAR is granted. No Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant and each Option and SAR shall be subject to earlier termination as determined by the Committee.

               (d) SARs and Options shall be exercised by the delivery to the Company at its principal office or at such other address as may be established by the Committee (Attention: Assistant Treasurer) of written notice of the number of SARs or number of shares of Common Stock with respect to which the SAR or Option is being exercised accompanied, in the case of an exercise of an Option, by payment in full of the purchase price of such shares. Unless otherwise determined by the Committee at the time of grant, payment may be made
(i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by delivery to the Company of shares of Common Stock having a Fair Market Value equal to such purchase price, (iv) by irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay such purchase price, to sell the shares of Common Stock to be issued upon exercise of the Option and deliver the cash proceeds less commissions and brokerage fees to the Optionee or to deliver the remaining shares of Common Stock to the Optionee, or (v) by any combination of the methods of payment described in (i) through
(iv) above.

               (e) An Optionee shall not have any of the rights of a holder of the Common Stock with respect to the shares of Common Stock subject to an Option until such shares are issued to such Optionee upon the exercise of such Option.

               (f) Any grant under the Plan shall be non-transferable and, accordingly, shall not be assignable, alienable, salable or otherwise transferable by the Optionee except by will or the laws of descent and distribution, and may be exercised, during the lifetime of an Optionee, only by the Optionee. No Option or SAR



                                       4

granted under the Plan shall be subject to execution, attachment or other process.

               (g) For purposes of the Plan, as of any date when the Common
Stock is quoted on the National Association of Securities Dealers Automated
Quotation System National Market System ("NASDAQ-NMS") or listed on one or more national securities exchanges, the "Fair Market Value" of the Common Stock as of such date shall be deemed to be the closing price, on the day prior to the date of grant, (or, in the case of an exercise by delivery of shares of Common Stock, on the day prior to the delivery of shares to the Company) on the stock exchange
(including NASDAQ-NMS) with the largest volume of sales of Common Stock on such day if sold on any exchange, or if not sold on any such exchange, the average of the closing bid and asked prices of the Common Stock on the day prior to the date of grant of the Option (or, in the case of an exercise by delivery of shares of Common Stock, on the day prior to the delivery of shares to the Company); or, if there are no such sales on that date, then on the last preceding date on which such sales were reported. If the Common Stock is not quoted on the NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the "Fair Market Value" of the Common Stock shall mean the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Common Stock accurately.

               (h) In no event shall any single Optionee be granted Options or SARs under the Plan covering more than 500,000 shares of Common Stock during any partial or full fiscal year of the Company during which the Plan is in existence, subject to adjustment as provided in Section 9 hereof.

6.       SPECIAL PROVISIONS APPLICABLE TO ISOS.

             The following special provisions shall be applicable to ISOs granted under the Plan.

               (a) No ISOs shall be granted under the Plan after ten (10) years from the earlier of (i) the date the Plan is adopted, or (ii) the date the Plan is approved by the Company's shareholders.

               (b) ISOs may not be granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary, or any "parent corporation" (a "Parent") of the Company within the meaning of Section 424(e) of the Code.

               (c) If the aggregate Fair Market Value of the Common Stock with respect to which ISOs are exercisable for the first time by any Optionee during a calendar year (under all plans of the Company and its Parents and Subsidiaries) exceeds $100,000, such ISOs shall be treated, to the extent of such excess, as Non-Qualified Options. For purposes of the preceding sentence, the



                                       5

Fair Market Value of the Common Stock shall be determined at the time the ISOs covering such shares were granted.

7.       STOCK APPRECIATION RIGHTS.

             A SAR grant shall confer on an Optionee the right to receive in shares of Common Stock, cash or a combination of both, up to the positive difference, if any, between the Fair Market Value of a designated number of shares of Common Stock on the date the SARs are exercised and the designated exercise price of the SARs contained in the terms and conditions of the grant.
Shares issued in settlement of the exercise of an SAR shall be valued at their Fair Market Value on the date of the exercise of the SAR.

8.       LIMITED RIGHTS.

             Each Option or SAR granted under the Plan shall include a limited right ("Limited Right") which will allow the Optionee to receive the value of the Option or SAR, as described below, upon a Change in Control as defined below. Limited Rights shall provide for automatic exercise upon the occurrence of a Change in Control, whether or not the related Option or SAR is then exercisable in accordance with its terms, provided there is then a positive difference between the Change in Control Price and the exercise price of the Option or SAR.

             Each Limited Right shall expire no later than the expiration of the underlying Option or SAR and shall be transferable only when and to the extent the underlying Option or SAR is transferable.

             Except to the extent payment is due as a result of an automatic exercise upon the occurrence of a Change in Control as provided in the preceding paragraph, Limited Rights or the applicable portion thereof granted with respect to a given Option or SAR shall terminate and cease to exist upon the expiration, termination or forfeiture of the related Option or SAR. Upon the exercise of an Option or SAR, the related Limited Right shall cease to exist to the extent of the shares of Common Stock with respect to which such Option is exercised. Upon the exercise of a Limited Right, the related Option or SAR shall expire. Limited
Rights shall be transferable only at such time or times and to the extent that the underlying Option or SAR would be transferable.

             Upon exercise of a Limited Right, the Optionee shall be entitled to receive in cash, in lieu of exercising his Option or SAR, an amount in cash equal in value to the excess of (i) the Change in Control Price, as defined below, of a share of Common Stock over (ii) the purchase price or exercise price specified in the related Option or SAR agreement, such excess to be multiplied by the number of shares of Common Stock or SARs to which the Limited Right relates.


                                       6

             For purposes of this Section 8, the following definitions shall apply:

             Unless more limited definition is provided in the Option or SAR agreement, a "Change in Control" shall be deemed to have occurred upon the first to occur of the following:

               (a) The acquisition by any person (including a group, within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act), other than the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of the combined voting power of the Company's then outstanding voting securities, without the prior approval of the Board of Directors;

               (b) The first purchase under a tender offer or exchange offer, other than an offer by the Company, pursuant to which shares of Common Stock have been purchased, unless such tender offer or exchange offer was previously approved by the Board of Directors; or

               (c) During any period of 24 months or less, the persons who were Continuing Directors immediately before the beginning of such period shall cease, for any reason other than death, to constitute at least a majority of the Board of Directors, provided that any director who was not a director at the beginning of such period shall be deemed to be a Continuing Director if clause
(ii) of the definition of "Continuing Director" applies.

             "Change in Control Price" shall mean the highest price per share of Common Stock paid in any transaction in connection with a Change in Control of the Company.

             "Continuing Director" shall mean any member of the Board of Directors of the Company who either (i) is a member of the Board of Directors on the date this Plan is adopted, or (ii) was nominated for election to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Continuing Directors.

9.       ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

               (a) In the event that the outstanding shares of Common Stock are changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination, exchange of shares, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, a proportionate adjustment, if any, shall be made by the Committee, as it deems appropriate to reflect such change, in the aggregate number of shares of Common Stock available under the Plan, the maximum number of shares covered by Options or SARs granted to any Optionee during any partial or full calendar year,


                                       7



in the number of shares of Common Stock and price per share of Common Stock subject to outstanding Options, and in the number and exercise price of outstanding SAR grants. If the Company shall be sold, reorganized, consolidated, or merged with another corporation (a "Corporate Event"), an Optionee shall be entitled to receive upon the exercise of his Option or SAR the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such Corporate
Event as if he had been, immediately prior to such event, the holder of the number of shares of Common Stock covered by his Option; provided, however, that the Committee may, in its discretion, unless it is intended that pooling of interests accounting treatment apply, accelerate the exercisability of outstanding Options and SARs to any date within 30 days prior to or concurrent with the occurrence of such Corporate Event and, in connection therewith, may shorten the term of outstanding Options and SARs to the date of the occurrence of such Corporate Event.

               (b) If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

10.      FURTHER CONDITIONS OF EXERCISE.

               (a) Unless prior to the exercise of an Option the shares of Common Stock issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and there is then in effect a prospectus filed as part of such registration statement meeting the requirements of Section 10(a)(3) of the Securities Act, the notice of exercise with respect to such Option shall be accompanied by a representation or agreement of the Optionee to the Company to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company, unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

               (b) Anything in subparagraph (a) of this Section 10 to the contrary notwithstanding, the Company shall not be obligated to issue or sell any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed and until and unless, in the opinion of counsel to the Company, the Company may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. The Company shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.


                                       8

11.      TERMINATION OF SERVICE.

               Except as otherwise specifically provided by the Committee in the Option or SAR agreement, Options and SARs may be exercised only within the period set forth below. An Option or SAR held by a director shall be exercisable only if the Optionee has maintained continuous status as a member of the Board of Directors and an Option or SAR held by an employee shall be exercisable only if the Optionee has maintained continuous status as an employee since the date of grant. No Option or SAR shall be exercisable after termination of an Optionee's membership on the Board of Directors or employment with the Company unless such termination occurs by reason of retirement with the consent of the Board of Directors, death or disability (as defined in Section 22(e)(3) of the Code). In the event of termination of service by retirement with the consent of the Board of Directors, or disability, the Options or SARs held by such individual which were otherwise exercisable on the date of his termination shall expire unless exercised by such individual within a period of three months after the date of termination by retirement or one year after the date of termination by disability. In the case of the death of an Optionee while employed by the Company or within three months of termination of service by retirement with the consent of the Board of Directors, his Options or SARs may be exercised by his heirs, legatees or personal representatives, within a period of one year after the date of death. In the event of the death of an Optionee within one year after the termination of employment due to disability, his Options or SARs may be exercised by his heirs, legatees or personal representatives within a period of one year after the Optionee's date of death. Options or SARs granted under the Plan shall not be affected by any change of employment so long as the Optionee continues to be an employee of the Company, a Subsidiary or a Designated Entity. Notwithstanding the foregoing, the Committee may provide in an Option or SAR agreement for the continued exercisability of Options after termination of employment for such other period or periods and on such other terms and conditions as the Committee determines to be appropriate. In no event, however, shall any Option or SAR be exercisable after 10 years from the date it was granted.

12.      TERMINATION, MODIFICATION AND AMENDMENT.

               (a) The Plan (but not Options or SARs previously granted under the Plan) shall terminate five (5) years from the date the Plan is approved by the Company's stockholders and no Option or SAR shall be granted after termination of the Plan.

               (b) The Plan may at any time be terminated or, from time to time, be suspended, modified or amended by the Board of Directors; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the voting securities of the Company present in person or represented by proxy and entitled to vote at a meeting



                                       9

duly held in accordance with Delaware law, (i) increase (except as provided by Section 7) the maximum number of shares of Common Stock as to which Options or SARs may be granted under the Plan, or (ii) reduce the minimum purchase price or exercise price at which Options or SARs may be granted under the Plan.

               (c) No termination, modification or amendment of the Plan may materially and adversely affect the rights conferred under the Plan or any related grant agreement with respect to outstanding Options or SAR grants without the written consent of the affected Optionee.

13.      EFFECTIVENESS OF THE PLAN.

             The Plan shall become effective upon adoption by the Board of Directors, subject to approval by a proper vote of the stockholders of the Company. Options may be granted under the Plan prior to receipt of such approval, provided that, in the event such approval is not obtained, the Plan and all Options and SARs granted under the Plan shall be null and void and of no force or effect.

14.      NOT A CONTRACT.

             Nothing contained in the Plan or in any Option or SAR agreement executed pursuant hereto shall be deemed to confer upon any Optionee any right to continue as a member of the Board of Directors, or to remain in the employ or service of the Company, any Subsidiary or any Designated Entity.

15.      GOVERNING LAW.

             The Plan shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws.

16.      WITHHOLDING.

             As a condition to the exercise of any Option or SAR, the Committee may require that an Optionee satisfy, through deduction or withholding from any payment of any kind otherwise due to the Optionee, or through such other arrangements as are satisfactory to the Committee, the full amount of all federal, state and local income and other taxes of any kind required or permitted to be withheld in connection with such exercise. The Committee may permit shares of Common Stock to be used to satisfy tax withholding requirements and such shares shall be valued at their Fair Market Value as of the settlement date of the Option or SAR being exercised.

17.      OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS.

             Unless otherwise determined by the Committee, compensation recognized upon exercise of Options or SARs or upon settlement of rights under the Plan shall not be deemed a part of



                                       10

the recipient's compensation for purposes of calculating payments or benefits from any Company benefit or severance program (or severance pay law of any country). The above notwithstanding, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

18.      UNFUNDED PLAN.

             Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

19.      SUCCESSORS AND ASSIGNS.

             The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor or administrator of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.



                                       11







P R O X Y                       THE TOPPS COMPANY, INC.

    The  undersigned hereby appoints ARTHUR T. SHORIN, WM. BRIAN LITTLE AND JOHN
J. LANGDON, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of stock of THE TOPPS COMPANY, INC., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Chase
Manhattan  Bank, 1 Chase Manhattan Plaza, Street Floor Auditorium, New York, New
York on Wednesday, June 26, 1996 at 10:30 a.m. (local time) and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such stock. The undersigned authorizes and instructs said proxies to vote as follows:


1.         ELECTION OF DIRECTORS         / / FOR all nominees listed below         / / WITHHOLD AUTHORITY
                                            (except as marked to the contrary          to vote for all nominees listed
                                             below)                                    below
           SEYMOUR P. BERGER, STEPHEN D. GREENBERG, STANLEY TULCHIN


         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
        NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
_______________________________________________________________________________________________________________________

2.                                      To ratify and approve the 1996 Stock Option Plan.

            / /  FOR                    / /  AGAINST                    / /  ABSTAIN




3.         To ratify the appointment of Deloitte & Touche LLP, as auditors for The Topps Company, Inc. for the fiscal year ending March 1, 1997.

            / /  FOR                    / /  AGAINST                    / /  ABSTAIN



    Directors recommend a vote FOR Items 1, 2 and 3

                                    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)



(CONTINUED FROM REVERSE SIDE, WHICH SHOULD BE READ BEFORE SIGNING)


4.         Stockholder proposal regarding classification of the Board of Directors.

            / /  FOR                    / /  AGAINST                    / /  ABSTAIN



5.         Stockholder proposal regarding compensation of non-employee Directors.

            / /  FOR                    / /  AGAINST                    / /  ABSTAIN


    Directors recommend a vote AGAINST Items 4 and 5.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND IN THE DISCRETION OF THE AFORMENTIONED PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4 AND 5.
                                              Dated: _____________________, 1996
                                              __________________________________
                                              __________________________________

                                               Please sign exactly as your name
                                                 or names appear at the left.

PLEASE RETURN THIS PROXY IN THE ACCOMPANYING BUSINESS REPLY ENVELOPE EVEN IF YOU
                          EXPECT TO ATTEND IN PERSON.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.